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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  January 27, 1999


                         Commission file number: 0-26090


                              COMPDENT CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               04-3185995
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                    (Address of principal executive offices)

                                 (770) 998-8936
              (Registrant's telephone number, including area code)



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Item 5 - Other Events

     On January 18, 1999, CompDent Corporation's ("CompDent") Board of Directors approved the terms of an amended and restated definitive merger agreement ("Merger Agreement") with a new company formed by Golder, Thoma, Cressey, Rauner, Inc., TA Associates, Inc. and NMS Capital Partners which will effect a re-capitalization of CompDent. Under the Terms of the amendment to the Merger Agreement which will among other things, reduce the cash purchase price to be paid to CompDent's stockholders pursuant to the Merger by $3.00 per share from $18.00 per share to $15.00 per share and modify provisions of the Merger Agreement relating to solicitation of other offers and termination fees. The press release issued by CompDent in connection with the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The amended and restated Merger Agreement is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

     The proposed transaction is subject to certain conditions including approval by stockholders of CompDent holding a majority of the outstanding shares, regulatory approval, the closing of equity and debt financing commitments and other customary closing conditions. The transaction will be funded by equity commitments of Golder, Thoma, Cressey, Rauner, Inc., TA Associates, Inc. and NMS Capital Partners. NationsBank, N.A. and NationsBridge, L.L.C. together have committed subject to certain terms and conditions, to provide the necessary debt financing for the transaction.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired               Not Applicable
(b)  Pro Forma Financial Information                         Not Applicable
(c)  Exhibits

      2.1 Amended and Restated Agreement and Plan of Merger by and between CompDent Corporation, TAGTCR Acquisition, Inc., and the Guarantors dated as of July 28, 1998

     99.1  Press release dated January 19, 1999
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COMPDENT CORPORATION


Date: January 27, 1999        By: /s/ Keith J. Yoder
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                                  Keith J. Yoder
                                  Chief Financial Officer and Treasurer
                                  Principal Financial and Accounting Officer